UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01        Entry into a Material Definitive Agreement

On July 2, 2018, Broadstone Net Lease, Inc. (the “Company”) entered into a Note and Guaranty Agreement (the “NGA”) by and among the Company, as parent guarantor, Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), as issuer, and the purchasers party thereto (collectively, the “Purchasers”). Pursuant to the terms of the NGA, the Operating Company will issue and sell to the Purchasers $325 million aggregate principal amount of unsecured, fixed-rate, interest-only senior notes in two series: (i) $225 million aggregate principal amount of 5.09% Series B Guaranteed Senior Notes due July 2, 2028 (the “Series B Notes”), and (ii) $100 million aggregate principal amount of 5.19% Series C Guaranteed Senior Notes due July 2, 2030 (the “Series C Notes,” and together with the Series B Notes, the “Senior Notes”). J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc. served as joint lead placement agents for the offer and sale of the Senior Notes.

Pursuant to the NGA, $100 million aggregate principal amount of the Series B Notes were issued on July 2, 2018, with the remaining $125 million aggregate principal amount to be issued to the Purchasers of the Series B Notes on September 13, 2018. The Series B Notes have a 10-year term and mature on July 2, 2028, unless earlier redeemed or prepaid pursuant to the terms of the NGA. The Series B Notes were issued at par and the unpaid balance of the Series B Notes bear interest at a rate of 5.09% per annum (priced at 210 basis points above the 10-year U.S. Treasury yield at the time of pricing). Upon and during the continuance of any Event of Default (as defined by the NGA), the unpaid balance of the Series B Notes will bear interest at a rate per annum equal to the greater of (i) 7.09% or (ii) 2.00% over the rate of interest publicly announced by the principal office of JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. Interest on the Series B Notes is payable semi-annually in arrears on January 2 and July 2 of each year beginning January 2, 2019.

Pursuant to the NGA, $50 million aggregate principal amount of the Series C Notes were issued on July 2, 2018, with the remaining $50 million aggregate principal amount to be issued to the Purchasers of the Series C Notes on September 13, 2018. The Series C Notes have a 12-year term and mature on July 2, 2030, unless earlier redeemed or prepaid pursuant to the terms of the NGA. The Series C Notes were issued at par and the unpaid balance of the Series C Notes bear interest at a rate of 5.19% per annum (priced at 220 basis points above the 10-year U.S. Treasury yield at the time of pricing). Upon and during the continuance of any Event of Default, the unpaid balance of the Series C Notes will bear interest at a rate per annum equal to the greater of (i) 7.19% or (ii) 2.00% over the rate of interest publicly announced by the principal office of JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. Interest on the Series C Notes is payable semi-annually in arrears on January 2 and July 2 of each year beginning January 2, 2019.

The Senior Notes are senior unsecured obligations of the Operating Company. The payment by the Operating Company of all amounts due with respect to the Senior Notes and the performance by the Operating Company of its obligations under the NGA are absolutely and unconditionally guaranteed by the Company pursuant to the NGA. The Company intends to use the net proceeds from the offering of the Senior Notes for general corporate purposes, which may include refinancing existing indebtedness and funding potential acquisitions.

The NGA contains certain covenants customary for an agreement of its type, which are generally consistent with the covenants contained in the Company’s unsecured revolving credit facility, including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, and (ii) financial maintenance covenants, including, but not limited to, a maximum leverage ratio, a maximum secured indebtedness ratio, a minimum fixed charge coverage ratio, and a maximum ratio of total unsecured indebtedness to total unencumbered eligible property value. The NGA also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and Events of Default, including certain cross defaults with the Operating Company’s other indebtedness, customary for an agreement of its type. As set forth in the NGA, certain Events of Default could result in an acceleration of the Operating Company’s obligations under the NGA.

The Operating Company may, at its option and upon notice to the Purchasers of the applicable series of Senior Notes, prepay at any time all, or from time to time any part, of the Senior Notes of a series (in an amount not less than 5.0% of the aggregate principal amount of the applicable series of Senior Notes then outstanding in the case of a partial prepayment), at 100% of the principal amount so prepaid, plus the make-whole amount determined for the prepayment date with respect to such principal amount as set forth in the NGA. The Senior Notes are subject to certain restrictions on transfer as set forth in the NGA.

The Senior Notes were offered and sold to accredited investors in an exempt transaction not involving a public offering in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the terms of the NGA and the Senior Notes is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the NGA filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain of the joint lead placement agents and parties to the NGA and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the placement agents and parties to the NGA and their affiliates.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities

On June 29, 2018, the Company completed the most recent monthly closing of its ongoing private offering of shares of its common stock, par value of $0.001 per share. Currently, the Company closes sales of additional shares of its common stock monthly. At the closing on June 29, 2018, the Company sold 180,722.894 shares of its common stock at a weighted average purchase price of $83.00 per share for aggregate sale proceeds of $15,000,000.00.

The Company currently has in place a $15 million monthly cap on new and additional investments. The cap only applies to new or additional investments and does not apply to the Company’s DRIP (as defined below) or equity capital received in connection with umbrella partnership real estate investment trust (“UPREIT”) transactions. Following the June 29, 2018, closing, there was a total of approximately $9,382,177.93 in subscriptions for shares of the Company’s common stock being held in queue for subsequent closings at a Determined Share Value price of $83.00 per share. Additional information regarding the Company’s equity cap and queue program is available in the Company's periodic reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

The Company intends to use substantially all of the net proceeds from the June 29, 2018, closing and each additional closing in its private offering, supplemented with additional borrowings, to continue to invest in additional net leased properties and for general corporate purposes.

The offer and sale of the shares of the Company’s common stock that were issued at the June 29, 2018, closing was conducted in reliance upon the exemption from registration under the Securities Act provided by Rule 506(c) under Regulation D promulgated under the Securities Act.

As of June 29, 2018, there were 20,239,072.926 shares of the Company’s common stock issued and outstanding, including the shares of the Company’s common stock that were issued at the June 29, 2018, closing and 52,632.600 shares that were issued on June 15, 2018, pursuant to the terms of the Company’s Distribution Reinvestment Plan (the “DRIP”). The 52,632.600 shares of the Company’s common stock issued on June 15, 2018, pursuant to the terms of the DRIP (which was below the threshold requiring disclosure under Item 3.02 of Form 8-K), generated aggregate proceeds of $4,281,132.89. The shares issued pursuant to the DRIP were issued at a price of $81.34 per share, representing a 2% discount from the then current Determined Share Value of $83.00 per share.

In addition, as of June 29, 2018, there were 21,976,120.012 units of membership interest in the Operating Company issued and outstanding, of which 1,737,047.086, or approximately 7.90%, were noncontrolling interests held by persons who were issued membership units in exchange for their interests in properties acquired by the Operating Company. The Company is the sole managing member of the Operating Company and as of June 29, 2018, owned the remaining approximately 92.10% of the Operating Company’s issued and outstanding membership units. Each outstanding membership unit in the Operating Company is convertible on a one-for-one basis into shares of the Company’s common stock, subject to certain limitations.

Item 7.01Regulation FD Disclosure

On July 6, 2018, the Company issued a press release announcing the entry into the NGA and the issuance of the Senior Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Reference to the Company’s website in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K does not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Note and Guaranty Agreement, dated July 2, 2018, for 5.09% Series B Guaranteed Senior Notes due July 2, 2028 and 5.19% Series C Guaranteed Senior Notes due July 2, 2030, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and the purchasers party thereto

99.1	Press Release, dated July 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: July 6, 2018